Exhibit 99.1

FOR IMMEDIATE RELEASE – February 8, 2012

CONTACT:	Susan Munhall, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	smunhall@hcsbnj.com

HUDSON CITY BANCORP, INC.

ANNOUNCES ANNUAL SHAREHOLDERS MEETING DATE

Paramus, New Jersey, February 8, 2012—Hudson City Bancorp, Inc. (NASDAQ: HCBK) announced today that the Annual Meeting of Shareholders will be held on Wednesday, April 25, 2012. The voting record date will be March 1, 2012.

Hudson City Bancorp, the holding company for Hudson City Savings Bank, maintains its corporate offices in Paramus, New Jersey. Hudson City Savings Bank, a well-established community financial institution serving its customers since 1868, is the largest thrift institution headquartered in New Jersey. Hudson City Savings currently operates a total of 135 branch offices in the New York metropolitan and surrounding areas.